UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On September 26, 2007, Constellation Energy Partners LLC (“CEP” or the “Company”) filed a Current Report on Form 8-K (the “Report”) in connection with its acquisition of certain oil and gas properties in Oklahoma pursuant to a definitive purchase agreement (the “Purchase Agreement”) with Newfield Exploration Mid-Continent Inc. (“Newfield”) for an aggregate purchase price of approximately $128 million, subject to purchase price adjustments (the “Newfield Acquisition”). The description of the Newfield Acquisition and terms of the Purchase Agreement contained in the Company’s 8-K filed on August 3, 2007 are incorporated herein by reference. A copy of the Purchase Agreement was filed as Exhibit 2.1 on Form 8-K on September 26, 2007 and is incorporated herein by reference. On October 12, 2007, the Company filed Amendment No. 1 to the Form 8-K to include the required historical and pro forma financial information, and is incorporated herein by reference. This Current Report on Form 8-K includes the updated pro forma financial information for the nine months ending September 30, 2007 as required by Item 9.01 (b).

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed combined statement of operations reflects the combination of the historical consolidated income statements of Constellation Energy Partners LLC, the oil and gas properties acquired from Newfield, and certain other acquisitions, adjusted for certain effects of the acquisitions and their related funding:

1. Unaudited Pro Forma Condensed Combined Statement of Operations

2. Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(c) Not Applicable.

(d) Exhibits.

Exhibit Number	Description

99.1	The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007, which gives effect to the Newfield Acquisition and certain other acquisitions as if they occurred on January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: November 26, 2007	By:	/s/ Angela A. Minas
Angela A. Minas
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007, which gives effect to the Newfield Acquisition and certain other acquisitions as if they occurred on January 1, 2006.